UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X}
Filed by a party other than the Registrant [ ]

Check the appropriate box:

     [ ] Preliminary Proxy Statement
     [ ] Confidential, for use of the Commission Only
         (as permitted by rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional materials
     [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240-14a-12

                               Moore Products Co.
                -----------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
     Name of Person(s) filing Proxy Statement, if other than the Registrant Payment of filing Fee (Check the appropriate box):

                               [X} No Fee required

                                     [LOGO]


                               MOORE PRODUCTS CO.
                              1201 Sumneytown Pike
                        Spring House, Pennsylvania 19477

                          -----------------------------

                          NOTICE OF 1999 ANNUAL MEETING
                                 OF SHAREHOLDERS
                          TO BE HELD ON APRIL 30, 1999

                          -----------------------------


To Our Shareholders:

     The Annual Meeting of Shareholders of Moore Products Co. (the "Company") will be held on Friday, April 30, 1999, at 11:00 A.M. local time at the office of the Company, Spring House, Pennsylvania, for the following purposes:


     1. To elect two directors of the Company for a term of four years;

     2. To transact such other business as may properly come before the meeting, or any adjournments thereof.

     The close of business on March 11, 1999, has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of, and to vote at, this meeting or any adjournments thereof.

     Whether or not you expect to be present in person at the meeting, you are requested to execute promptly the enclosed proxy and return it in the envelope provided, which requires no further postage if mailed in the United States.

                                         By Order of the Board of Directors

                                         Robert E. Wisniewski
                                         Secretary and Treasurer

March 26, 1999

                               Moore Products Co.
                              1201 Sumneytown Pike
                             Spring House, PA 19477

                                 PROXY STATEMENT


         Proxies in the form enclosed are solicited by the Board of Directors of Moore Products Co. ("the Company") for use at the Annual Meeting ("the Meeting") of the Shareholders of the Company to be held April 30, 1999, and any adjournments thereof.

         Execution of the enclosed proxy will not in any way affect a shareholder's right to attend the meeting and vote in person; and shareholders giving proxies may revoke them at any time before they are exercised by a written revocation or duly executed proxy bearing a later date filed with the Secretary of the Company.

         The solicitation of the proxies being on behalf of the Board of Directors, all expenses in connection therewith will be paid by the Company. No solicitation is intended to be made by any manner other than the sending of this Proxy Statement through the mail, which is expected to occur on or about March 31, 1999.

Voting Securities

         As of March 1, 1999, the Company had outstanding 2,637,091 shares of common stock, par value $1.00, each share entitled to one vote, and 175,950 shares of convertible preferred stock, par value $1.00, each share entitled to five votes. The preferred stock is convertible at any time, at the option of the holder, into common stock at the rate of one share of common stock for each 2-1/2 shares of preferred stock. The common and preferred shares are collectively referred to herein as the "voting shares." In the election of directors, assuming a quorum is present, the nominees receiving the highest number of votes cast at the Meeting (with the common stock and preferred stock voting as a single class) will be elected. Abstentions, or the withholding of, or specific direction not to cast any vote on a specific matter, such as broker non-votes, will not constitute the casting of a vote on such matter.

Beneficial Ownership of Principal Shareholders and Management

         The following table sets forth, as of March 1, 1999, (except where otherwise indicated) certain information concerning the beneficial ownership of the Company's outstanding voting shares by (i) each person who is known by the Company to be the beneficial owner of more than 5% of either class of such voting shares, (ii) each director and nominee for director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table appearing later in this Proxy Statement, and (iv) all directors and executive officers of the Company as a group. Such information is based upon information supplied by such persons.

Name of Beneficial                        Class of           Amount and Nature of         Percent
Owner of Group (1)                      Voting Shares       Beneficial Ownership (2)      of Class
------------------                      -------------       ------------------------      --------
Mellon Bank Corporation                   Common                    633,567(3)(4)           24.0
                                          Preferred                 172,890(4)              98.3

Moore Products Co. Pension Plan           Common                    500,000(5)              19.0


Frances O. Moore                          Common                    326,854(3)(6)           12.1
                                          Preferred                 172,890(6)              98.3


Dimensional Fund Advisors Inc.            Common                    187,400(7)               7.1


Franklin Resources, Inc.                  Common                    134,700(8)               5.1


Robert B. Adams, Director                 Common                      6,033(9)               *

Donald E. Bogle, Director                 Common                     50,000(9)               1.9
  President and Chief
  Executive Officer

Edward J. Curry, Director,                Common                     26,892(9)(10)           1.0
  Executive Vice President and
  Chief Operating Officer

F. Lawton Hindle, Director                Common                      5,360(9)               *

Edward T. Hurd, Director                  Common                     37,000(9)               1.4
  Chairman of the Board

James O. Moore, Director                  Common                    344,153(3)(9)(11)       13.0
                                          Preferred                   1,020                  *

Thomas C. Moore, Director                 Common                    338,326(3)(9)(12)       12.8
                                          Preferred                   1,020                  *

William B. Moore, Director                Common                    354,211(3)(9)(13)       13.4
   Vice Chairman of the Board             Preferred                   1,020                  *
   and Chief Technology Officer

Raymond M. Reed, Director                 Common                      8,000(9)               *


Ralph H. Owens, Director                  Common                      6,331(9)               *

Edwin G. Rorke, Director                  Common                      8,022(9)               *

Edward M. Coll, Vice President,           Common                     11,505(9)               *
     International Sales

James McDonald, Vice President,           Common                     11,321(9)               *
     Strategic Accounts

All directors and executive               Common                  1,123,880(3)(14)          39.9
     officers as a group                  Preferred                   3,060                  1.7
     (17 in number)
-----------------
*Less than 1%

 (1) The address of Mellon Bank Corporation is One Mellon Bank Center, Pittsburgh, PA 15258. The address of the Moore Products Co. Pension Plan is c/o Benefits Committee, Moore Products Co., Sumneytown Pike, Spring House, PA 19477. The addresses of F. O. Moore, T. C. Moore, J. O. Moore and W. B. Moore are c/o Moore Products Co., Sumneytown Pike, Spring House, PA 19477. The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. The address of Franklin Resources, Inc. is 777 Mariners Island Blvd., San Mateo, CA 94404.

 (2) Except as otherwise indicated, the beneficial ownership reflected in this Proxy Statement is based upon sole voting and dispositive power (other than in the case of co-trustees, where such powers are shared).

 (3) Includes shares issuable upon the assumed conversion of the preferred shares beneficially owned by such person or entity.

 (4) Represents shares held as of December 31, 1998, by Mellon Bank Corporation and its affiliates ("Mellon") in various fiduciary capacities according to the Schedule 13G filed by it with the Securities and Exchange Commission.
     Includes: an aggregate of 257,698 common shares, and all of the indicated preferred shares, held as co-trustee (with Frances O. Moore) of the Trust under the Will of the late Coleman B. Moore; and an aggregate of 300,000 common shares held as co-trustee (with T. C. Moore, J. O. Moore, and W. B. Moore) of two trusts established by Coleman B. Moore; but does not include any of the common shares referred to in footnote (5) below.

 (5) Under the terms of the Company's Pension Plan and Trust, the Company's Benefits Committee has the power and duty to direct Mellon Bank Corporation, as Trustee, as to the voting, holding and sale of the Company common shares held in the Plan; however, by law Mellon, as Trustee, may have certain duties as to the management and voting of such common shares. The current members of the Company's Benefits Committee are: E. J. Curry, Executive Vice President and Chief Operating Officer of the Company and

     R. E. Wisniewski, Secretary and Treasurer of the Company, both of whom disclaim beneficial ownership of the common shares held by the Plan. The decisions of the Benefits Committee with respect to the voting, holding and sale of such common shares are required to be made by a majority of the members of the Benefits Committee.

 (6) Includes the common and preferred shares held by her as co-trustee of the Trust under the Will of Coleman B. Moore referred to in footnote (4) above.

 (7) According to its Schedule 13G, Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, furnishes investment advice to four registered investment companies and serves as an investment manager to certain other investment vehicles. All of the indicated common shares are owned by such investment companies and vehicles, and Dimensional has voting and investment power with respect to such shares. Dimensional disclaims beneficial ownership of all such shares.

 (8) Shares are owned by investment funds or other managed accounts as to which Franklin Advisory Services, Inc., an investment advisor and subsidiary of Franklin Resources Inc. ("FRI"), has sole voting and dispository power. FRI's principal shareholders are Charles B. Johnson and Rupert H. Johnson, Jr.

 (9) Includes, with respect to the particular named individual, common shares issuable under stock options granted to him which are exercisable currently or within 60 days as follows: R. B. Adams - 2,000; D. E. Bogle - 50,000; E.
     M. Coll - 10,680; E. J. Curry - 25,800; F. L. Hindle - 5,360; E. T. Hurd -
     37,000; J. McDonald - 11,100; J. O. Moore - 1,000; T. C. Moore - 2,000; W.
     B. Moore - 2,500; R. H. Owens - 2,000; R. M. Reed - 8,000; E. G. Rorke -
     2,000.

(10) Does not include the 500,000 common shares held by the Company's Pension Plan (see footnote (5) above).

(11) Includes: 300,000 common shares held by him as co-trustee of the two trusts referred to in footnote (4) above; and 4,333 common shares held by him as trustee of a trust established by Frances O. Moore.

(12) Includes: 10,000 common shares held by him as joint trustee for his children; 300,000 common shares held by him as co-trustee of the two trusts referred to in footnote (4) above; 4,334 common shares held by him as trustee of a trust established by Frances O. Moore; and 4,125 common shares held by him as custodian for his minor grandchildren and great grandchild.

(13) Includes: 300,000 common shares held by him as co-trustee of the two trusts referred to in footnote (4) above; 4,333 common shares held by him as trustee of a trust established by Frances O. Moore; and an aggregate of 3,500 common shares owned directly by his minor child.

(14) Includes 175,520 common shares issuable under stock options which are exercisable currently or within 60 days, and the 500,000 common shares held by the Company's Pension Plan (see footnote (5) above).

------------
Thomas C. Moore, James O. Moore, and William B. Moore are brothers and the sons of the late Coleman B. Moore, founder of the Company.

                            1. ELECTION OF DIRECTORS

     The By-Laws of the Company provide for a Board of Directors not less than five nor more than eleven in number, to be divided into four classes of directors. At the 1999 Annual Meeting, the shareholders will elect two directors for a term expiring in 2003. The following have been nominated by the Board of Directors to serve as directors until the 2003 Annual Meeting of shareholders, or until a successor is elected and has duly qualified.


              Edward J. Curry                   Raymond M. Reed

     The above nominees currently are serving as directors of the Company and were elected by the Company's shareholders. It is intended that the proxies will be voted for the nominees or for substituted nominees, in case any nominee becomes unavailable, which is not contemplated. However, proxies will not be voted for the election of more than two directors.

     The following table sets forth as of March 11, 1999, certain information with respect to the nominees for election as a director, and each director whose term of office will continue after the Annual Meeting.


                                                                                Present
                                                                  Director       Term
Name and Occupation (1)                                 Age        Since        Expires
-----------------------                                 ---        -----        -------
Edward J. Curry *                                       52         1986          1999
  Executive Vice President and Chief
  Operating Officer of the Company

Raymond M. Reed                                         63         1991          1999
  President, R. Reed & Associates, Inc.
  (a management consulting firm) and R. Reed
  Business Systems Consulting, Inc. (a systems
  implementation support firm); independent
  consultant to the Company since 1984

James O. Moore                                          58         1978          2000
  Director of Corporate Technology of
  the Company

William B. Moore *                                      56         1978          2000
  Vice Chairman of the Board and Chief
   Technology Officer

Ralph H. Owens                                          82         1974          2000
  Retired in 1986 as Senior Vice President
  of the Company

Robert B. Adams                                         68         1986          2001
  President, CEO & Director, EST Group, Inc.
  (a manufacturer of pressure plugging and
  testing equipment) since 1994; President,
  Product Development Services Co.
  (a management and engineering consulting
  firm) since 1993; Retired in 1993 as Vice
  President, Engineering and Secretary
  of the Company

Edward T. Hurd *                                        60         1996          2001
  Chairman of the Board of the Company
  since August 1996, and independent consultant
  to the Company since April 1996; formerly
  Executive Vice President of Honeywell, Inc.
  and President of Industrial Control, a unit of
  Honeywell, Inc.; Director, Total Control Products
  Inc. (a provider of control products for the industrial
  automation market); Director, Iconics, Inc. (a
  manufacturer of industrial automation software)

Edwin G. Rorke                                          76         1968          2001
  Chairman Emeritus; formerly Chairman of the
  Board of the Company; Retired in 1988 as Chief
  Executive Officer of the Company

Donald E. Bogle *                                       53         1997          2002
  President and Chief Executive Officer of
  the Company since October 1997; from
  October 1996 through September 1997 he was
  President of Home and Building Control, a
  unit of Honeywell, Inc. (a provider of home
  and building, and industrial control products);
  from 1992 to October 1996 various executive
  and management capacities with Home and Building
  Control; and Industrial Automation and Control,
  units of Honeywell, Inc.

F. Lawton Hindle                                        67         1995          2002
  Retired in 1995 as President of Moore
  Products Co. (Canada), Inc. (a wholly-owned
  subsidiary of the Company)

Thomas C. Moore                                         66         1969          2002
  Retired in 1992 as Regional Manager
  of the Company

* member of the Executive Committee

-----------------
(1) Unless otherwise indicated, the named individuals have held the specified positions (other than directorships), or other positions with the indicated entities, for at least five years.

Information Concerning Meetings and Certain Committees

     Four meetings of the Board of Directors were held in 1998. No director attended fewer than 75% of the total meetings of the Board and of any Board Committees on which he served.

     The Company has Audit and Compensation Committees, but does not have a Nominating Committee.

     The members of the Audit Committee are: Robert B. Adams, Edward J. Curry, Raymond M. Reed, and Edwin G. Rorke. The Audit Committee met four times in 1998.

     The primary functions of the Audit Committee are to:

     o Recommend the engagement of independent auditors and review the scope of audit activities and results thereof.
     o Review the format and content of financial statements to be included in the annual report to shareholders.
     o Review the adequacy of internal accounting and financial controls with financial management and independent auditors.
     o Review any recommendations of the independent auditors and management responses.

     The members of the Compensation Committee are: Robert B. Adams, Thomas C. Moore, Ralph H. Owens, and Raymond M. Reed. The Compensation Committee met four times in 1998.

     The primary functions of the Compensation Committee are to:

     o Review and establish compensation programs for attracting, retaining and promoting executive officers, and for developing future senior management.
     o Appraise the performance and approve compensation levels of the Chief Executive Officer and other executive officers.

     o Review and approve payments under incentive compensation plans for executive officers.
     o Administer stock option or other stock-based compensation plans of the Company.
     o Review and approve employment, severance and compensation agreements with individual executive officers.

Compensation Committee Interlocks and Insider Participation

     Messrs. Owens and Adams formerly were officers and Thomas C. Moore formerly was a Regional Manager of the Company.


Compensation of Directors

     Directors, other than those currently employed by the Company, are paid $1,000 per day plus travel expenses for each Board and Committee meeting they attend on separate days. Current non-employee directors each receive 1,000 stock options granted annually under the 1997 Non-Employee Directors Equity Incentive Plan. These options are granted at fair market value, become exercisable six months after the date of grant and expire ten years after the date of grant, subject to earlier exercise and termination in certain circumstances. During 1998, the non-employee directors (Messrs. Reed, Owens, Adams, Hurd, Rorke, Hindle, and T. C. Moore) each were granted 1,000 options exercisable at $34.625 per share under this Plan.

     On occasion, directors are compensated on a per diem basis for specific consulting services and related business expenses. During 1998 F. Lawton Hindle received $9,500 for consulting services. Pursuant to separate agreements entered into in June 1996, consulting fees of $10,080 were paid to Raymond M. Reed or his affiliated consulting firm, and consulting fees of $96,000 plus per diem living expenses and reimbursed business expenses of $37,044 were paid to Edward
T. Hurd.

                                2. OTHER MATTERS

     The Board of Directors does not know at present of any matters to be presented at the Meeting other than those mentioned in the Notice of Meeting and customary procedural matters. However, if other matters should properly come before the Meeting, the proxies solicited hereby will be voted on such matters in accordance with the judgment of the persons voting such proxies, to the extent permitted by applicable rules of the Securities and Exchange Commission. In the latter regard, the Company intends to avail itself, until further notice, of the provisions of Rule 14a-4(c)(i) under the Securities Exchange Act of 1934, which grants the persons voting the proxies discretionary authority to vote on any shareholder proposals presented at an Annual Meeting of which the Company has not received notice at least 45 days before the anniversary of the date on which the Company first mailed its proxy materials for the previous year's Annual Meeting. The Company received no notice of any shareholder proposal by such date (i.e. February 10, 1999).

                             ADDITIONAL INFORMATION

Report of the Compensation Committee

     The Company's executive compensation program, including that for its Chief Executive Officer, is guided by principles designed to align compensation with overall business strategy, the current and long-term initiatives of management, overall corporate performance and Company values. The program is also compared against statistical studies of comparable positions and responsibilities in similar organizations to test the competitiveness of total executive compensation.

     Executive compensation at the Company is comprised primarily of base salary, a performance-related variable incentive bonus (initiated in 1997), split-dollar life insurance, a pension plan, a 401(k) employee retirement savings plan with corporate matching contributions and a stock option plan.

     The Committee periodically reviews overall executive compensation policy and design with the intention of considering changes dictated by industry trends and Company performance. In 1998, base compensation was determined by an assessment of each executive's performance, current salary in relation to the salary range designated for the job, experience, and potential for advancement. The Committee considered aspects of performance as measured in financial terms, but also evaluated the success of the management team in areas of performance that cannot be measured by purely qualitative tools, including development and execution of strategic plans, development of management and employees, and the exercise of leadership. All of these factors were collectively taken into account by the Committee in determining the proper levels of base compensation and annual increases.

     In 1998 executive officers, other than the Chief Executive Officer, were eligible for incentive compensation targeted at 15 to 25% of salary based on meeting overall corporate operating profit goals, individual performance and on the extent to which the business plans for their areas of responsibility were met or exceeded. Between 30% and 80% of 1998 bonuses were based upon overall operating profit of the Company. The remaining 70% to 20% was based on the achievement of individual and/or group performance goals. A threshold level of operating profit was required to be met before executive incentives could be earned.

     The Company's stock option plan is intended to motivate and reward employees for establishing and executing long-term business objectives that are linked to shareholder value. Options granted are determined based upon individual influence, initiative and managerial ability in initiating changes that are intended to yield long-term profitability and enhance shareholder value. No particular weight was ascribed by the Committee to any one or more of these factors. Furthermore, the Committee does not rely on any particular hurdles, benchmarks or other objective criteria in awarding these options. Grants in 1998 were limited to competitive situations where the Company was attempting to attract executive officers and senior managers with talent and experience to key positions that were determined to be vital to the growth of its business.

     Following his appointment in October 1997 as President and Chief Executive Officer, Mr. Bogle identified and launched several strategic initiatives designed to improve long-term operating performance of the Company. Based upon consideration of the criteria noted above, assessment of his efforts, consideration of his experience and relevant market surveys, the Committee granted Mr. Bogle an 8% salary increase during 1998. Mr. Bogle is also eligible to receive incentive pay ranging from 25% to 50% of his base salary, based upon achievement of certain financial operating performance goals by the Company. No incentive compensation was earned by him in 1998. Options granted at the time of his employment are intended to encourage long-term success for the Company that contributes to shareholder value.

     It is the Committee's policy to establish and maintain compensation programs for executive officers, which operate in the best interests of the Company and its shareholders in achieving the Company's long-term business objectives.


                                           Compensation Committee:
                                               Robert B. Adams
                                               Thomas C. Moore
                                               Ralph H. Owens
                                               Raymond M. Reed

March 1999

Summary Compensation Table

     The following table sets forth certain information concerning the compensation paid or accrued to or for: (i) the Company's Chief Executive Officer and (ii) the four most highly compensated other executive officers whose total annual salary and bonus exceeded $100,000 for 1998 (collectively, the "Named Officers").

                                                                       Long-Term
                                            Annual Compensation        Compensation
                                         ----------------------         ------------
                                                                           Shares
                                                                         Underlying          All Other
Name and                                  Salary          Bonus            Options         Compensation
Principal Position            Year         ($)             ($)               (#)               ($)(1)
------------------            ----       -------         ------          -----------        -----------
Donald E. Bogle               1998       253,077              0                 0              85,376(2)
    President and Chief       1997        39,423         10,000           100,000                   0
    Executive Officer

Edward J. Curry               1998       200,000              0                 0               5,951
    Executive Vice            1997       162,231         32,446            22,000               5,424
    President and             1996       157,000              0             3,000               5,320
    Chief Operating
    Officer

William B. Moore              1998       175,000              0                 0               5,994
    Vice Chairman of          1997       171,885         25,783             2,000               5,800
    the Board and             1996       166,000              0             3,000               5,851
    Chief Technology
    Officer

Edward M. Coll                1998       130,000              0                 0               4,503
    Vice President,           1997       122,731         12,273             2,000               4,408
    International Sales       1996       109,808              0             2,000               4,423

James McDonald                1998       124,000              0                 0               5,044
    Vice President,           1997       120,884         12,088             2,000               4,482
    Strategic Accounts        1996       111,885              0             2,000               4,496

--------------------
(1) Except for Mr. Bogle, amounts disclosed as "all other compensation" represent Company matching contributions under a 401(k) retirement savings plan, and annual premiums paid under an officer split-dollar insurance program that provides supplemental life insurance coverage for each executive officer up to a maximum of $100,000 until retirement and $100,000 after retirement. A portion of the premiums paid by the Company for an executive officer's split-dollar policy will be repaid to the Company out of the death benefit under such policy.

(2) Represents reimbursable moving expenses.

Employment Terms

     In connection with his hiring as President and Chief Executive Officer, Donald E. Bogle and the Company have agreed upon certain terms of employment that it is expected will ultimately be incorporated into a written employment agreement. The basic elements of that agreement are as follows: Mr. Bogle's current compensation as approved by the Compensation Committee includes a base salary of $270,000 per year plus an incentive bonus ranging from 25% to 50% of base salary if certain business plan objectives are achieved. Long-term compensation tied to shareholder value was provided with the granting in 1997 of non-qualified stock options to purchase 100,000 shares of common stock. Half of the granted option shares vested on January 1, 1999, while remaining option shares will vest 25,000 on January 1, 2000, and 25,000 on January 1, 2001. Future grants of stock options will be considered by the Compensation Committee subject to an evaluation of individual and corporate performance. In addition to the above, the Company has reimbursed Mr. Bogle for relocation costs grossed up for taxes, and provides employee benefits, use of an automobile, and premiums on an executive life insurance policy. It is contemplated that in the event of termination of employment in certain circumstances, Mr. Bogle will be entitled to one year's salary plus bonus to the extent earned, continuation of various insurance benefits, and immediate vesting of granted options to be exercised within one year.

Pension Plan

     The Company has a defined benefit pension plan which covers all employees over age 21 with one year of service. A plan member's annual pension is 1.5% of the average of his highest five consecutive years' base salary, multiplied by the number of years of credited service at date of retirement. The base salary or wages paid by the Company to plan participants is the only compensation covered by the plan. The 1998 covered compensation and credited years of service for the Named Officers were as follows: D. E. Bogle - $270,000 with 1 year; W.
B. Moore - $175,000 with 31 years; E. J. Curry - $200,000 with 19 years; E. M. Coll - $130,000 with 27 years; and J. McDonald - $124,000 with 27 years.

     The following table illustrates the estimated straight-life annual retirement benefits payable at normal retirement age under the plan. The benefits listed are not subject to any deduction for Social Security benefits or other offset amounts. Benefits are subject to limitations imposed by the Internal Revenue Code, which includes a $160,000 annual compensation limit.

                                                    Years of Service
                               -------------------------------------------------------------
Remuneration                   10 Years          20 Years         30 Years          40 Years
------------                   --------          --------         --------          --------
 $100,000                      $ 15,000         $ 30,000          $ 45,000          $ 60,000
  125,000                        18,750           37,500            56,250            75,000
  150,000                        22,500           45,000            67,500            90,000
  175,000                        24,000           48,000            72,000            96,000
  200,000                        24,000           48,000            72,000            96,000
  225,000                        24,000           48,000            72,000            96,000
  250,000                        24,000           48,000            72,000            96,000
  275,000                        24,000           48,000            72,000            96,000
  300,000                        24,000           48,000            72,000            96,000

Stock Option Grants, Exercises and Holdings

       The following table sets forth information concerning options to purchase common stock of the Company exercised by the Named Officers during 1998, and unexercised stock options held by them at the end of 1998. All options were granted under the 1994 Incentive Stock Option and Non-qualified Stock Option Plan. Such options are granted at fair market value, generally become exercisable at 20% per year and expire ten years after the date of grant, subject to earlier exercise and termination in certain circumstances.

       No options were granted to any of the Named Officers during 1998.

                  Aggregate Option Exercises in 1998 and Year-End Option Values


                               Shares                         Number of Shares              Value of Unexercised
                             Acquired on     Value        Underlying Unexercised          In-the-Money Options at
                              Exercise      Realized        Options at FY-End (#)                FY-End ($)
        Name                     (#)          ($)        Exercisable/Unexercisable     Exercisable/Unexercisable (1)
        ----                 -----------    --------     -------------------------     -----------------------------
Donald E. Bogle                 None          N/A                0/100,000                          0/0

William B. Moore                3,000       44,916              9,000/3,000                     49,247/6,142

Edward J. Curry                 None          N/A              23,800/19,200                   98,450/56,300

Edward M. Coll                  None          N/A               9,240/6,760                    65,350/39,550

James McDonald                  None          N/A               9,600/6,900                    68,050/40,575

-----------------
(1) Market value of underlying securities at year-end, minus the exercise price of "in-the-money" options.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely upon review of the copies of such reports furnished to the Company and/or written representations, the Company believes that there was timely compliance for the fiscal year ended December 31, 1998, with all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent beneficial owners.

Shareholder Return Performance Graph

     The following graph compares for the years 1994 through 1998 the yearly change in the cumulative total shareholder return on the Company's common stock with the cumulative total returns, as calculated by Media General Financial Services, for the NASDAQ Market Value Index and an index comprised of 150 publicly traded companies as classified by Dow Jones & Company, Inc. into an industry group identified as "Industrial Technology."


                                   [GRAPHIC]


              In the printed version of the document, a line graph
                appears which depicts the following plot points:


                      1993    1994     1995      1996     1997     1998
                      ----   ------   ------    ------   ------   ------
Moore Products Co.     100    98.39   115.32    116.13   238.71   159.88
Industry Index         100   107.51   161.61    164.64   179.37   152.61
NASDAQ                 100   104.99   136.18    169.23   207.00   291.96


     The above graph assumes that the value of the investment was $100 on December 31, 1993, and that all dividends were reinvested.

INDEPENDENT PUBLIC ACCOUNTANTS

       Ernst & Young LLP served as the Company's independent public accountants to audit the accounts of the Company and its subsidiaries for 1998. Auditors to serve in 1999 will be appointed in April 1999, in accordance with the Company's standard practice. Ernst & Young LLP has served as the Company's auditors since 1968. Representatives of Ernst & Young LLP will not be present at the Annual Meeting.

SUBMISSION OF SHAREHOLDER PROPOSALS

       Under Securities and Exchange Commission rules, shareholders meeting specific eligibility requirements are entitled to have certain types of proposals included in the Company's Proxy Statement. Any such shareholder desiring to have a proposal included in the Company's Proxy Statement for its 2000 Annual Meeting must deliver such proposal (which must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934) to the attention of the Corporate Secretary, at the address of the Company set forth below, not later than December 6, 1999.

Annual Report

The Annual Report to shareholders containing audited financial statements for the year 1998 accompanies this Proxy Statement, but is not to be regarded as proxy solicitation material.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED TO ANY SHAREHOLDER WITHOUT CHARGE UPON WRITTEN REQUEST TO THE ATTENTION OF THE CORPORATE SECRETARY, MOORE PRODUCTS CO., SPRING HOUSE, PENNSYLVANIA 19477.


                                           ROBERT E. WISNIEWSKI
                                           Secretary & Treasurer

March 26, 1999